Exhibit 10.1

ADMINISTRATIVE AND MANAGEMENT SERVICES AGREEMENT

This ADMINISTRATIVE AND MANAGEMENT SERVICES AGREEMENT (“Agreement”), is made and entered into effective August 1, 2014, by and among KSC RECOVERY, INC., a Delaware corporation (“Recovery”), CIL&D, LLC, a Delaware limited liability company (“CILD”), KAISER EAGLE MOUNTAIN,LLC, a Delaware limited liability company (“KEM”), and LAKE TAMARISK DEVELOPMENT, LCC, a Delaware limited liability company (“LT”). Recovery, CILD, KEM and LT are sometimes collectively referred to in this Agreement as “Parties” or individually as a “Party.”

RECITALS

A. Recovery currently manages the remaining bankruptcy estate, including claims, of the former Kaiser Steel Corporation.

B. CILD is the reorganized successor by merger to a portion of the assets of the former Kaiser Steel Corporation. On May 22, 2013, the Class A members of CILD approved a Plan of Dissolution and Liquidation for CILD and that certain Second Amended and Restated Company Operating Agreement of CILD. As a company in dissolution CILD’s remaining business is to manage and dispose of its remaining assets, make provision for its liabilities as required by applicable law, to wind-up its business and affairs and to dissolve.

C. CILD owns all of the ownership interest in KEM and in LT (collective the “Subsidiary Ownership Interests.” Except for cash, investments and insurance policies, CILD’s remaining material assets are the Subsidiary Ownership Interests.

D. The assets of KEM relate to the site commonly referred to as Eagle Mountain, which is located in Riverside County, California. KEM currently owns or controls certain real property and interests therein at Eagle Mountain and in certain adjacent properties, rights or interests related to Eagle Mountain including the Eagle Mountain Railroad as more specifically described in EXHIBIT “A” attached hereto and incorporated herein by this reference (the “Eagle Mountain Real Property”). In addition, KEM owns or controls tangible and intangible personal property located at or benefiting the Real Property (the “Eagle Mountain Personal Property”). The Eagle Mountain Real Property and the Eagle Mountain Personal Property are referred to collectively in this Agreement as the “Eagle Mountain Assets.”

E. The assets of LT are certain real property located in or near the community of Lake Tamarisk which is located in Riverside County as more specifically described in EXHIBIT “B” attached hereto and incorporated herein by this reference (the “LT Property”). The Eagle Mountain Assets and the LT Property are collectively referred to herein as the “Riverside County Assets.”

F. CILD, KEM and LT (collectively the “Companies”) each desire to retain Recovery to perform administrative and asset management services as described in this Agreement. Recovery is willing to perform such services on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreement of the Parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. SERVICES TO BE PROVIDED. Pursuant to and in accordance with the terms of this Agreement, CILD, KEM and LT respectively retain Recovery to provide or cause to be provided to CILD, KEM and LT, as applicable, the asset management and other services described in Schedule 1 attached hereto and incorporated into this Agreement (collectively the “Services”). Recovery agrees to provide the Services subject to and as provided in this Agreement.

2. MANNER OF PROVIDING SERVICES. Recovery shall on behalf of CILD, KEM and LT, as applicable, provide the Services for each such company and for the benefit of the Riverside County Assets generally in the same manner as they have historically been managed and performed; provided, however, Recovery shall have the discretion to provide the Services in the manner it deems necessary or reasonable which may include terminating, increasing and/or decreasing various services and/or reducing the expenditures related to the business and assets of the Companies. Recovery will provide or otherwise arrange to provide all staffing, independent contractors, and professionals as it deems necessary or appropriate to provide the Services as Recovery shall determine in its reasonable discretion. Any or all of the Services and payments made by Recovery may be made in the name of and on behalf of the Companies as applicable.

3. MANAGEMENT POLICY. Notwithstanding the foregoing, and except as expressly provided herein the Managing Liquidation Director of CILD and the respective Board of Managers of KEM and LT, as applicable, shall continue to be responsible for the polices and the disposition of the Companies respective assets and the dissolution of CILD. With respect to the day-to-day operations of CILD, KEM and LT, Recovery in performing the Services shall be guided by and adhere to any policies established by the Managing Liquidation Director of CILD and by the Board of Managers of KEM and LT, as applicable, as the same may be reasonably amended from time-to-time.

4. REIMBURSEMENT OF COSTS.

a. DETERMINATION OF COSTS. As compensation for the Services provided by Recovery hereunder, the Companies, as applicable, shall, on a monthly basis, reimburse Recovery for costs associated with the services in the following manner:

(i) Recovery shall be reimbursed in an amount equal to all actual expenses of any nature or kind, as they may change from time to time, related to the provision of services hereunder, which shall include, but not be limited to, an amount equivalent to the compensation paid whether the personnel (employee or independent contractor) are paid on an hourly rate, paid a salary or a lump-sum, any bonuses (except as to any amount that Recovery may already be paying the cost of as of the date of this Agreement), the cost of all benefits that may be provided including the employer’s portion of the premiums for medical insurance, vision insurance, dental insurance, life insurance, long or short-term disability programs and insurance, the costs of other health and welfare benefits that may be provided, employer contributions to qualified and non-qualified retirement and other similar plans, the employer’s share of any federal, state or local taxes, vacation pay, severance compensation, expense reimbursement, administrative costs associated with any of the foregoing, and any other expense or cost of providing staffing and personnel services (collectively “Personnel Costs”); and

(ii) except as provided in subparagraph 4(b) below herein, Recovery shall be reimbursed for 100% of all out-of-pocket expenses that are incurred by Recovery directly or indirectly in connection with providing staffing and services hereunder but which are not included as part of Personnel Costs (the “Direct Expenses”). If and to the extent Recovery contracts with a third party for the provision of any services hereunder, the Companies, as applicable, shall reimburse Recovery for the reasonable amounts charged to Recovery by such third party.

The Personnel Costs and Direct Expenses are hereinafter collectively referred to as the “Cost of Services.” The Cost of Services billed by Recovery and paid by the Companies shall be actual costs without mark-up or profit margin.

b. EXCLUDED COSTS. The Companies shall not reimburse Recovery for the following costs accrued subsequent to the effective date of this Agreement:

(i) Any federal or state income taxes of KSC Recovery;

(ii) The cost of preparing any federal or state income tax return that is to be filed by Recovery; and

(iii) The costs associated with maintaining the corporate existence of Recovery such as the fees paid to the Delaware and to the California Secretary of State.

c. INITIAL PAYMENT ADVANCE; MONTHLY PAYMENTS. Within five (5) days following the date of this Agreement, CILD shall pay and deposit with Recovery an amount equal to a good faith estimate of one month’s Costs of Services for August 2014 (the “CILD Deposit”) which may be used by Recovery to pay for the Cost of Services. Thereafter, on a monthly basis, Recovery will submit to CILD a statement setting forth the amount due for the Cost of Services paid or incurred by Recovery during the previous month and reconciling any amounts paid during such month from the Kaiser Deposit. CILD or any of the other Companies shall pay to Recovery the amount set forth on each monthly statement within 10 days after receipt of the statement. In the event of the termination of this Agreement, Recovery shall refund any amount remaining out of the Kaiser Deposit, without interest, after paying any Costs of Services then remaining or that accrued for future payment. The payment of the CILD Deposit shall not relieve CILD or any of the other Companies from any liability to pay all Cost of Services required under this Agreement. In the event it becomes necessary, in addition to the monthly billing, Recovery may provide from time to time a supplemental bill to CILD for the Cost of Services. In addition, it is understood that KSC Recovery will receive and administer any funds for any bonus, vacation pay and other similar items as appropriate.

d. INTEREST ON DELINQUENT PAYMENTS. If the Companies fail to pay to Recovery any amount payable under subsection (b) above when due, the Companies shall pay to Recovery interest on the overdue amount of 0.75% per month, for the period beginning when the amount was due and ending when the amount is actually paid.

5. BOOKS AND RECORDS. Recovery shall maintain or caused to be maintained adequate accounting records in reasonable detail that fairly reflect the obligations of the Companies and the expenses and payments made by Recovery on their behalf. All books and accounts maintained by Recovery on behalf of the Companies and applicable to the performance of its obligations hereunder shall at all reasonable times be open to inspection by the Companies, and other representatives of the Companies as they may designate in writing.

6. LIMITATION ON DAMAGES AND INDEMNIFICATION.

a. Neither Recovery nor its officers, directors, employees or agents shall be liable to the Companies for any liability or loss suffered by CILD, KEM or LT or their respective members as a result of any action or omission by Recovery or its officers, directors, employees or in performing the services hereunder, except that Recovery may be liable to the Companies as applicable to the extent, but only to the extent, of any direct, as opposed to indirect or consequential damages suffered by the Companies which are caused by the willful adverse misconduct of Recovery or its officers, directors, employees, or agents, or by a material and continuing default by Recovery of its obligations hereunder. In no event shall Recovery and/or its officers, directors, employees or agents be liable to any of the Companies and their respective managers, employees, agents or members for indirect or consequential damages of any nature or kind.

b. The Companies agree to indemnify and hold Recovery, and its officers, directors, employees and agents, harmless from all liabilities, costs and damages, including reasonable legal fees, arbitration or litigation and court costs arising from or in connection with Recovery’s performance of Services on behalf of the Companies or the assumption and payment of the Companies’ operating and ownership expenses, provided, that Recovery has in good faith performed its obligations in accordance with this Agreement. In furtherance of its obligations under this subsection (b), insurance coverage for the officers, employees and agents of Recovery, in such amounts and on such terms as are comparable to directors and officers liability insurance maintained by the Companies.

7. INDEPENDENT CONTRACTOR STATUS. Recovery and the Companies do not intend to form a joint venture, partnership or similar relationship. Instead, Recovery, and its officers, directors, employees and agents shall be deemed to be independent contractors with full control over the manner and method of performance hereunder, except as otherwise expressly provided in this Agreement.

8. TERM AND TERMINATION. The term of this Agreement commenced effective August 1, 2014, and shall continue until:

a. with respect to KEM, upon the sale of all of KEM’s material assets or the sale KEM by CILD;

b. with respect to LT, upon the sale of all of LT’s material assets or the sale of LT by CILD; and

c. with respect to CILD, upon CILD filing a Certificate of Dissolution with the Delaware Secretary of State or, if longer, as may be required by Delaware law to address clams that have been or may be made against CILD in connection with the dissolution of CILD.

d. by any Party upon ninety (90) days prior written notice to the other Party or Parties; and/or

e. in the event of a breach of this Agreement, the non-breaching Party may terminate this Agreement if the breach continues for thirty (30) days after the non-breaching Party provides notice of the breach to the breaching Party and the alleged breaching Party has not reasonably cured the alleged breach with such thirty (30) days

9. MISCELLANEOUS. No Party may assign or transfer all or any part of this Agreement without prior written consent of the other Parties, which consent may be granted or denied in the sole and absolute discretion of the Party from whom consent is required. This Agreement shall be governed by the laws of the State of California. This Agreement may only be modified or amended by an instrument in writing duly executed and delivered by the Parties. In the event of any litigation or arbitration to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs as fixed by the court or arbitrator. The terms and conditions set forth above constitute the complete and exclusive statement of the agreement between the Parties relating to the subject matter hereof, superseding all previous negotiations and understandings. The Parties agree to perform such further acts and to execute and deliver such further documents as may be reasonably necessary or appropriate to carry out the intent or provisions of this Agreement. This Agreement and its provisions shall not be construed or interpreted for or against any Party because that Party drafted or caused the Party’s attorney to draft any of its provisions. No promise or warranty shall be binding on any Party except as expressly contained in this Agreement. The Parties each represent and warrant that they have the authority to sign this Agreement on behalf of the entity for which they sign. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officers or representatives of each of the Parties hereto, to be effective as of the date set forth above.

[SIGNATURES ON FOLLOWING PAGE]

“RECOVERY”		“CILD”
KSC RECOVERY, INC.		CIL&D, LLC

By:	/s/ Terry L. Cook	By:	/s/ Richard E. Stoddard
	(SIGNATURE)		(SIGNATURE)

	Terry L. Cook		Richard E. Stoddard,
	(PRINT NAME)		(PRINT NAME)

	Vice President		Managing Liquidation Director
	(TITLE)		(TITLE)

Date:	August 1, 2014	Date:	August 1, 2014

“KEM”
KAISER EAGLE MOUNTAIN, LLC

		By:	/s/ Richard E. Stoddard
(SIGNATURE)

Richard E. Stoddard, President
(PRINT NAME AND TITLE)

		Date:	August 1, 2014

“IT”
LAKE TAMARISK DEVELOPMENT, LLC

		By:	/s/ Richard E. Stoddard
(SIGNATURE)

Richard E. Stoddard, President
(PRINT NAME AND TITLE)

		Date:	August 1, 2014

SCHEDULE 1

The services to be provided by Recovery to CILD, KEM and/or LT, as applicable, will include the following:

1. Accounting, payroll, purchasing, cash management, auditing, tax, and financial reporting services;

2. Data processing;

3. Billing and collection services;

4. All activities reasonably necessary for the daily operations of the business and facilities of KEM and LT and to assist CILD in its dissolution process and the Managing Liquidation Director in the implementation of his responsibilities.

5. Assist and consult with CILD, KEM and CILD, as applicable, in connection with any sale or other transfer of the Subsidiary Ownership Interests and/or any sale, lease or other transfer of their respective assets as CILD, KEM, and/or LT may determine;

6. Seeking to maintain, as appropriate, all licenses and permits of CILD, KEM and LT;

7. Payment of property taxes and real property assessments as determined by the Companies; and

8. Administration of contracts.

EXHIBIT “A”

EAGLE MOUNTAIN REAL PROPERTY

(NOT PROVIDED, BUT WILL BE PROVIDED TO SEC UPON REQUEST)

EXHIBIT “B”

LT PROPERTY

(NOT PROVIDED, BUT WILL BE PROVIDED TO SEC UPON REQUEST)